UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2015

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

435 Devon Park Drive, Suite 100, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 29, 2015, Escalon Medical Corp.("Company") held its Annual Meeting of Shareholders (the "Meeting"). At the Meeting, shareholders elected as Class I directors of the Company Richard J. DePiano, Jr. with 2,207,499 votes for and 50,198 votes withheld and C. Todd Trusk with 2,208,199 votes for and 49,498 votes withheld. There were 4,350,984 broker non-votes with respect to the proposal for the election of directors. A broker non-vote occurs when the broker has not received instructions from the underlying holder and lacks the discretionary power to vote the shares.

The shareholders also ratified Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for the fiscal year ended June 30, 2016 by a vote of 6,556,570 for, 51,972 for against and 139 abstained.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

January 4, 2016	By:	Richard DePiano, Jr

Name: Richard DePiano, Jr
Title: Chief Executive Officer